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                                                                   EXHIBIT 10.26

                            NOTE CONVERSION AGREEMENT


        THIS NOTE CONVERSION AGREEMENT (the "Agreement") is made and entered into as of June 30, 1997, by and among Bikers Dream, Inc., a California corporation (the "Company") and Mull Acres Investments, Inc. ("Mull Acres").

        WHEREAS, Mull Acres holds the Company's Senior Secured Subordinated Promissory Note dated January 30, 1997 (the "Note") in the principal amount of two million seven hundred thousand dollars ($2,700,000); and

        WHEREAS, the Company now desires that Mull Acres shall convert a portion of its Note into payment of the exercise price of certain options granted to Mull Acres pursuant to the Option Agreement dated September 13, 1996 to purchase 2,500,000 shares of the Company's common stock (the "Option"); and

        WHEREAS, the Company desires that Mull Acres shall convert another portion of its Note into shares of the Company's Series B Preferred Stock (the "Preferred Stock") on the terms set forth on Exhibit A hereto.

        NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Mull Acres hereby agree as follows:

        1.     CONVERSION OF NOTES.

               (a) The exercise price referenced in the Option shall henceforth be reduced from $1.75 to $1.00 per share, and the Option shall be deemed amended accordingly.

               (b) One million three hundred seventy thousand dollars ($1,370,000) principal amount of the Note shall be canceled in consideration of payment of the exercise price of options to purchase 1,370,000 shares of the Company's common stock pursuant to the Option. Interest shall accrue on the principal amount of the Note converted pursuant to this Section 1(b) up to and including the date of conversion as provided herein, and all such accrued and unpaid interest shall be applied to the value of the Note at Closing.

               (c) An additional six hundred thousand dollars ($600,000) principal amount of Note shall be converted at Closing into shares of the Preferred Stock at a conversion price of $1.00 per share. Interest shall accrue on the principal amount of the Note converted pursuant to this Section 1(c) up to and including the date of conversion, and the Company shall pay all such accrued and unpaid interest in accordance with paragraph 1(d) below.

               (d) Upon the conversion of the Note as provided in Sections 1(b) and (c), above, the holder shall surrender the Note and the Option to the Company at its principal office, duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of the Note. As promptly as practicable after the surrender of the Note aforesaid, the Company shall issue and


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deliver to such holder (i) a revised Option to purchase up to 1,130,000 shares of the Company's common stock, (ii) a certificate for the number of full shares of Series B Preferred Stock issuable upon such conversion (600,000 Preferred Shares), (iii) cash, as provided in paragraph 1(e), in respect of any fraction of a share of Preferred Stock issuable upon conversion, and (iv) additional 730,000 shares of Preferred Stock to replace the balance of the Note ($730,000) which will be held in escrow by the Company until the outstanding lawsuits regarding Harley-Davidson and any lawsuit that results in a judgment against the Company due to its relationship and contracts with Mull Acres (dba Ultra Kustom Cycles).

               (e) The Company shall not be required to issue fractions of shares of Preferred Stock upon conversion of the Note. If any fractional interest in a share of Preferred Stock would otherwise be deliverable upon conversion, the Company shall purchase such fractional interest for an amount in cash equal to the conversion price then in effect, calculated to the nearest dollar.

               (f) The shares of common stock issuable upon conversion of the Preferred Stock shall carry registration rights pursuant to a Registration Rights Certificate in the form of EXHIBIT B hereto.

        2.     THE CLOSING.

               The closing ("Closing") of the conversion of the Notes under this Agreement shall take place at the offices of the Company, 1420 Village Way, Santa Ana, California, 92705, at 2:00 p.m. local time, on the earlier of (i) ninety (90) days from the date hereof, or (ii) the date that is seven days after the date of the Company's next shareholder meeting as the Company, in its sole discretion, may determine, (iii) or an earlier date as determined by the Company. The date of the Closing is hereinafter referred to as the "Closing Date."

        3. REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to Purchasers as follows:

               (a) ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, and to enter into and perform this Agreement, to sell and issue the Notes hereunder and to carry out the transactions contemplated by this Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of California and in every other jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company.

               (b) AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and the performance of all of the Company's obligations hereunder have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the

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Company enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Company will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which it or any of its properties is bound.

               (c) ISSUANCE OF PREFERRED STOCK. The issuance, sale and delivery of the Preferred Stock in accordance with this Agreement have been duly authorized by all necessary corporate action on the part of the Company, and the Preferred Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

        4. REPRESENTATIONS OF THE PURCHASER. Each Purchaser acknowledges, represents and warrants to the Company as follows:

               (a) INVESTMENT. Purchaser is acquiring the Preferred Stock for Purchaser's own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

               (b) RESTRICTIONS ON TRANSFER. Purchaser acknowledges that the Preferred Stock has not been registered under the Securities Act of 1933 (the "Securities Act") or any state securities laws; that the offering and sale of the Preferred Stock is intended to be exempt from registration under the Securities Act, based, in part, upon Purchaser's representations, warranties and agreements contained in this Agreement; that the Preferred Stock and any shares of common stock of the Company issued upon conversion of the Preferred Stock may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement registering such securities under the Securities Act or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act; and that the Company may cause the following legend to be placed upon the certificate(s) representing shares of Preferred Stock and shares of common stock issuable upon conversion of the Preferred Stock.

               "The securities represented hereby have not been registered under the Securities Act of 1933 (the "Securities Act") and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement registering the securities under the Securities Act or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act."

               (c) AUTHORITY. Purchaser: (i) if a natural person, represents that Purchaser has reached the age of 21 and has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof and has adequate means for providing for his or her current financial


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needs and anticipated future needs and possible contingencies and emergencies and has no need for liquidity in the investment in the Preferred Stock; (ii) if a corporation, partnership, association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring the Preferred Stock, such entity is duly organized, validly existing and in good standing under the laws of the state of its organization; the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of its charter or other organizational documents; such entity has full power and authority to execute and deliver this Agreement and to carry out the provisions hereof and to purchase and hold the Preferred Stock; the execution and delivery of this Agreement has been duly authorized by all necessary action; and this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; and (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or other entity for whom the undersigned is executing this Agreement, and such individual, ward, partnership, trust, estate, corporation, or other entity has full right and power to perform pursuant to this Agreement, and that this Agreement constitutes a legal, valid and binding obligation of such entity. The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the undersigned is a party or by which it is bound.

               (d) ACCREDITED INVESTOR. Purchaser is an Accredited Investor within the definition set forth in Securities Act Rule 501(a).

               (e) DOCUMENTS RECEIVED. Purchaser has received from the Company a copy of (i) the Company's Prospectus dated May 27, 1997 relating to an offering of shares of the Company's Common Stock by certain selling stockholders, which Prospectus was included in the Company's Registration Statement on Form S-3 (Registration No. 333-17829) filed with the Securities and Exchange Commission ("SEC") and declared effective by the SEC on May 27, 1997 and (ii) such other documents and other written information regarding the finances, operations, business and prospects of the Company as Purchaser shall have requested.

               (f) ADDITIONAL INFORMATION. Purchaser has had the opportunity to meet with representatives of the Company and to have them answer any questions and provide additional information regarding the terms and conditions of this particular investment and the finances, operations, business and prospects of the Company deemed relevant by the Purchaser and all such questions have been answered and requested information provided to the Purchaser's full satisfaction. Purchaser is satisfied that it has received information with respect to all matters which it considers material to the Purchaser's decision to convert the Note.

               (g) EXPERIENCE AND NET WORTH. Purchaser has such knowledge and experience in financial and business matters so as to enable Purchaser to utilize the information made available to Purchaser in connection with the offering of the Note to evaluate the merits and risks of an investment in the Preferred Stock and to make an informed investment decision with respect thereto.

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Purchaser has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such a loss should occur. Purchaser's overall commitment to investments which are not readily marketable is not excessive in view of the Purchaser's net worth and financial circumstances and the purchase of the Note will not cause such commitment to become excessive.

        5. CONDITIONS TO THE OBLIGATIONS OF THE PURCHASERS. Purchaser's obligation to convert the Note at the Closing is subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty contained in Section 3 shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

               (b) PERFORMANCE. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company on or prior to the Closing Date.

        6. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company under Section I of this Agreement are subject to fulfillment, on or before the Closing Date, of each of the following conditions (unless waived by the Company in its sole discretion):

               (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Purchaser contained in Section 4 shall be true and correct on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

               (b) UNANIMOUS CONSENT. All holders of Notes shall execute this Agreement.

        7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

        8. NOTICES. Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice or on the business date following the day sent by overnight courier or on the third (3rd) business day after the same is sent by certified mail, postage and charges prepaid, directed to the Following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

               To Company:          1420 Village Way
                                    Santa Ana, California 92705
                                    Attention: Don Duffy

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               To Purchasers:       At the address set forth opposite such
                                    Purchasers' names on Schedule A

        9. ATTORNEY FEES. If any legal action or any arbitration upon mutual agreement is brought for the enforcement of this Agreement or because of an alleged dispute, breach or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

        10. ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

        11. AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of all of the Notes. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

        12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        13. HEADINGS. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

        14. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision.

        15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of laws pertaining to conflicts of laws.

        16. LEGENDS

                      (a) NASAA UNIFORM LEGEND: IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON
OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING,
INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR
REGULATORY AUTHORITY.  FURTHERMORE, THE FOREGOING AUTHORITIES HAVE


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NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS
DOCUMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

               IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.



                                        BIKERS DREAM, INC.


                                        /s/ Don Duffy
                                        ----------------------------------------
                                        By:  Don Duffy
                                            ------------------------------------
                                        Its: CEO
                                            ------------------------------------



                                            MULL ACRES INVESTMENTS, INC.



                                        /s/ Jeffrey Silvers
                                        ----------------------------------------
                                        By:
                                            ------------------------------------
                                        Its:
                                            ------------------------------------



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